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                                    EXHIBIT 5


                                   Opinion of
                            Monteverde, McAlee & Hurd

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                 [LETTERHEAD OF MONTEVERDE, McALEE & HURD, P.C.]

                                December 21, 2001

Bryn Mawr Bank Corporation
801 Lancaster Avenue
Bryn Mawr, PA 19010

     Re: Issuance of shares of common stock of Bryn Mawr
         Bank Corporation in connection with Bryn Mawr
         Bank Corporation's 2001 Stock Option Plan
         -------------------------------------------------

Gentlemen/Madame:

     We have acted as counsel to Bryn Mawr Bank Corporation, a Pennsylvania business corporation ("BMBC) in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act") to register 192,663 shares of BMBC common stock (the "Shares") to be issued upon exercise of certain stock options pursuant to BMBC's 2001 Stock Option Plan (the "Plan") by the non-officer directors, certain officers and key employees of BMBC and its subsidiaries who are duly granted options pursuant to the Plan.

     Based on the foregoing, we are of the opinion that the 192,663 Shares covered by the Plan, when issued and paid for in accordance with the terms of the Plan, including, in the case of Options, payment of the option exercise price, will be legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement on Form S-8 being filed with respect to the offering of the Shares.

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MONTEVERDE, McALEE & HURD

Bryn Mawr Bank Corporation
December 21, 2001
Page 2

     This opinion is limited to the matters expressly stated herein. No implied opinion may be inferred to extend this opinion beyond the matters expressly stated herein. We do not undertake to advise you or anyone else of any changes in the opinions expressed herein resulting from changes in law, changes in factors or any other matters that hereafter might occur or be brought to our attention.

                                                      Monteverde, McAlee, & Hurd

                                                      Very truly yours,

                                                      /s/ Lawrence E. McAlee
                                                      Lawrence E. McAlee


LMCA/bd